SECURITIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 19, 2003


                      LEXINGTON CORPORATE PROPERTIES TRUST
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


          Maryland                        1-12386               13-3717318
          --------                        -------               ----------
(State or other jurisdiction         (Commission File         (IRS Employer
      of incorporation)                   Number)            Identification No.)


                 355 Lexington Avenue, New York, New York 10017
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 692-7260
                                 --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



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Item 5.    Other Events

     On August 19, 2003, Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust ("Lexington"), expanded its unsecured credit facility from $60 million to $100 million. The credit facility, which matures in August 2006, is provided by Fleet National Bank, as administrative agent, Wachovia Bank, National Association, as syndication agent, Sovereign Bank and Branch Banking and Trust Company and bears interest at a rate of 150-250 basis points above LIBOR, depending on the number of properties Lexington owns free and clear of mortgage debt.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Not applicable

         (b) Not applicable

         (c) Exhibits

             99.1 Press Release of Lexington Corporate Properties Trust dated September 2, 2003, announcing the expansion of its unsecured credit facility.

             99.2 Senior Unsecured Revolving Credit Agreement, dated as of August 19, 2003, by and among Lexington, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P. in favor of the institutions from time to time party hereto as lenders; the institutions from time to time to party hereto as issuing banks; and Fleet National Bank (as administrative agent) and Wachovia Bank, National Association (as syndication agent).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       By: Lexington Corporate Properties Trust


Date: September 9, 2003                By:  /s/ Patrick Carroll
                                            ------------------------------------
                                            Patrick Carroll
                                            Chief Financial Officer